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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT
-----------------------------


Piedmont Natural Gas Company, Inc.:

We consent to the incorporation by reference in Registration Statement
No. 33-61093 on Form S-8, in Registration Statement No. 333-34433 on Form S-8, in Registration Statement No. 333-34435 on Form S-8, in Registration Statement No. 333-86263 on Form S-3, in Registration Statement No. 333-62222 on Form S-3, in Registration Statement No. 333-76138 on Form S-8, and in Registration Statement No. 333-76140 on Form S-8 of our report dated December 7, 2001, appearing in the Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc. for the year ended October 31, 2001.





/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
January 25, 2002